UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF TEXAS

FORTH WORTH DIVISION

CHAPEL INVESTMENTS, INC.,	§
§
Plaintiff,	§
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vs.	§	Civil Action No. 4:16-CV-00172-O
§
CHERUBIM INTERESTS, INC.,	§
§
Defendant.	§

STIPULATION FOR SETTLEMENT

1.

Plaintiff Chapel Investments, Inc. (“Plaintiff”) and Defendant Cherubim Interests, Inc. (“Defendant”) stipulate to the facts, terms, and conditions contained in the [Proposed] Order Approving Stipulation for Settlement of Claims (“Order”) submitted herewith and incorporated herein by reference, and request that this Court enter an order substantially in the form of the proposed Order.

2.

Plaintiff owns and holds bona fide outstanding securities, claims, and property interests (collectively, “Claims”) in the amount of $100,000.00 (the “Claim Amount”), plus interest and attorneys’ fees.  Defendant has not paid the amount due on the Claims.  Plaintiff filed the above-captioned action, and the parties now enter into this Stipulation.

3.

Defendant is a public company trading under the symbol “CHIT,” and desires to settle the Claims in exchange for the issuance to Plaintiff of unrestricted and freely tradable exempted shares of Defendant’s common stock (“Common Stock”). Plaintiff desires to accept such shares in accordance with the terms of this Stipulation, subject to court approval following a hearing as provided by Section 3(a)(10) of the Securities Act of 1933, as amended (“Securities Act”), 15 U.S.C. §77c(a)(10).

4.

Plaintiff has agreed to the proposed settlement terms and conditions, and believes that they are sufficiently fair such that Plaintiff is willing to enter into this Stipulation.  Defendant’s board of directors has considered the proposed transaction and has resolved that its terms and conditions are fair to, and in the best interests of, Defendant and its stockholders. Accordingly, both parties request Court approval of the settlement provided for herein as fair, just and reasonable. The parties submit this Stipulation to the Court, and request that the Court enter an Order approving this Stipulation following a hearing hereon.

5.

It is the intent and effect of this Stipulation that the Order, when signed and fully effectuated in accordance with its terms, will end, finally and forever any claim to payment or compensation that Plaintiff has against Defendant for the Claims. Subject to entry of and compliance with the Order, each party hereby releases and forever discharges the other party and its officers, directors, shareholders, members, managers, representatives, advisors, agents and attorneys, from any and all claims, liabilities, obligations and causes of action, known and unknown, arising out of or related to the Claims.

6.

In full and final settlement of the Claims, Defendant will issue and deliver to Plaintiff the sum of 201,000,000 shares of Common Stock (“Initial Issuance”), subject to the subsequent adjustments, additional issuances, returns, and ownership limitations set forth in this Stipulation.  No later than the trading day after entry of the Order or any notice by Plaintiff, time being of the essence, Defendant will take and cause to be taken all action necessary to complete the transactions contemplated hereby, including, but not limited to:  (a) deliver to Defendant’s transfer agent Pacific Stock Transfer Co. (i) a copy of the Order and the resolution of Defendant’s board of directors approving this Stipulation and the issuance of Common Stock pursuant to the Order, (ii) an irrevocable and unconditional instruction, in form and substance acceptable to Plaintiff and the transfer agent, to reserve for and issue to Plaintiff all shares of Common Stock required by the Order, and (iii) opinions of a legal counsel for Defendant, in form and substance acceptable to Plaintiff’s brokers and the transfer agent, that all shares of Common Stock to be issued pursuant to the Order (A) are legally issued, fully paid and non-assessable, (B) when issued in accordance with the Order will be unrestricted, freely tradable and exempted from the registration requirements under the Securities Act, and (C) may be issued without restrictive legend and immediately resold by Plaintiff without any registration, restriction or limitation; (b) issue the Initial Issuance, as a certificate bearing no restrictive legend, and immediately facilitate conversion into Direct Registration System (DRS) shares to Plaintiff’s balance account with The Depository Trust Company (DTC) or the Deposit/Withdrawal Agent Commission (DWAC) system, without any restriction on transfer or resale; and (c) execute and deliver all further instruments and documents as may be reasonably requested by the transfer agent, Plaintiff or any of its brokers.  The issuance of a certificate alone will not constitute completion of the Initial Issuance.  The trading day after the Initial Issuance is complete and all shares have been received into Plaintiff’s account in electronic form and fully cleared for trading will be referred to as the “Issuance Date.”

7.

The period from the date of this Stipulation until that number of consecutive trading days following the Issuance Date required for the aggregate public trading volume of Defendant’s Common Stock on the OTC Pink Current Information marketplace between 9:30:00 a.m. and 4:00:00 pm Eastern, i.e. excluding after hours trades, to exceed $1 million will be referred to as the “Calculation Period.”  The final number of shares of Common Stock to which Plaintiff will be entitled under the Order (“Final Amount”) will be that number of shares with an aggregate value equal to the Claim Amount, plus third party agent fees, and reasonable fees and expenses for the attorneys for Plaintiff and Defendant and their financial advisors, divided by the Share Price.  The “Share Price” will be 85% of the following:  the closing price of the Common Stock on the date of entry of the Order, not to exceed the arithmetic average of the lowest five individual daily volume weighted average prices during the Calculation Period, less $0.0001 per share; all as reported by the Bloomberg Professional service of Bloomberg LP (“Bloomberg”).

8.

Plaintiff will notify Defendant each time it then holds less than 2% of the total outstanding shares of Defendant, and Defendant will immediately issue the necessary number additional shares of Common Stock to Plaintiff such that it will hold 4.99% of the total common shares outstanding after such issuance (each, an “Additional Issuance”) within one trading day, time being of the essence, and Defendant’s transfer agents, attorneys, officers and directors, including without limitation, Patrick Johnson and Corbin Grubbs, will immediately take all actions necessary to reserve and issue the shares to Plaintiff, and may not issue or transfer any shares to any other person until after the Additional Issuance is complete and all shares have been received into Plaintiff’s account in electronic form and fully cleared for trading.  For each calendar day after Plaintiff notifies Defendant that shares, for any reason whatsoever, are not both fully cleared for trading and actually received into Plaintiff’s account in electronic form, the trading volume during such time will not count toward aggregate trading volume and the Calculation Period will be extended by one trading day.  The requirements of this paragraph are an independent covenant, and any breach, alleged breach, violation or alleged violation of any provision of this Stipulation, any agreement or any rule or regulation by any party or person will not excuse performance of this paragraph.

9.

Under no circumstances will (a) Defendant issue to Plaintiff (i) share certificates bearing any form of restrictive legend, or (ii) at any one time a number of shares which, when aggregated with all shares of Common Stock then beneficially owned or controlled by Plaintiff or its affiliates, exceed 4.99% of the total number of shares of Common Stock outstanding after such issuance; or (b) the Share Price be less than $0.00001.

10.

At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuances is less than the Final Amount, Defendant will issue additional shares of Common Stock to Plaintiff as soon as possible, up to the Final Amount, and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Plaintiff will promptly return any remaining shares to Defendant or its transfer agent for cancellation, (“Final Adjustment”).

11.

Defendant represents, warrants and covenants as follows: (a) there are 5,000,000,000 shares of Common Stock authorized, of which 3,862,296,184 shares are issued and outstanding, and none reserved for issuance to others, leaving 1,137,703,816 authorized, unissued and unreserved shares of Common Stock currently available for reservation and issuance to Plaintiff; (b) the shares of Common Stock to be issued pursuant to the Order are (i) duly authorized, and will be validly and legally issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights, (ii) unrestricted, freely tradable and exempted from registration under the Securities Act, (iii) issuable without any restrictive legend, and (iv) may be immediately resold by Plaintiff without any registration, restriction or limitation, including without  limitation under the Securities Act or the Securities Exchange Act of 1934, as amended (“Exchange Act”), 15 U.S.C. §78a; (c) Defendant will no later than the Trading Day after entry of the Order reserve 1,000,000,000 shares of Common Stock for issuance to Plaintiff, increasing by 2,000,000,0000 shares when available, and will continue to reserve all shares of Common Stock that could be issued to Plaintiff pursuant to the terms of the Order, and if at any time it appears reasonably possible that there may be insufficient authorized or reserved shares to fully comply with the Order, Defendant will take all action required to immediately reserve thrice the number of shares that could be issued pursuant to the terms of the Order based on the lowest closing price within the Calculation Period, including without limitation increasing its authorized shares so as to ensure its ability to timely comply with the Order, and Defendant will not reserve, issue or transfer any shares of Common Stock to any other person unless and until sufficient shares have been irrevocably reserved for Plaintiff; (d) Defendant has all necessary power and authority to execute, deliver and perform all of its obligations under this Stipulation and the Order, the execution, delivery and performance of which have been duly authorized by all requisite action on the part of Defendant, including without limitation approval by its board of directors; (e) this Stipulation has been duly executed and delivered by Defendant, and is fully enforceable against Defendant in accordance with its terms, and the Stipulation and Order will not (i) conflict with, violate, or cause a breach or default under any agreement to which Defendant is a party, or (ii) require any waiver, consent, or other action of Defendant or any other person; (f) Defendant waives, without limitation, any agreement related to the Claims requiring payments to be applied in a certain time, order, manner, or fashion, or providing for jurisdiction or venue in any court other than this Court; (g) neither Plaintiff nor any of the creditors from whom Plaintiff acquired the Claims, nor any of their affiliates, (i) is or was a licensed broker-dealer or an affiliate thereof, (ii) an officer, director, 5% or greater shareholder, control person, or affiliate of Defendant within the last 90 days, (iii) will become a control person or affiliate of Defendant during the Calculation Period, including without limitation by effectuation of the Order, or (iv) has or will, directly or indirectly, receive or provide any refund, kickback or other consideration in exchange for selling or satisfying the Claims, other than pursuant to this Stipulation; (h) neither Defendant nor any of Defendant’s affiliates or agents has or will provide Plaintiff with any material non-public information regarding Defendant or its securities; (i) Plaintiff has no obligation of confidentiality, and may sell any Common Stock into the public markets at any time, including without limitation throughout the Calculation Period; (j) the issuance of shares as required by the Order and the resale of shares by Plaintiff may have a dilutive effect, which may be substantial; (k) the amount of any proceeds received by Plaintiff from selling shares is irrelevant, including to the determination of the Final Amount; (l) Plaintiff and Defendant are acting solely in an arm’s length capacity, (m) Plaintiff does not make or has not made any representations, warranties or covenants other than those specifically set forth herein, (n) Defendant’s obligations under the Order are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim Defendant may have against Plaintiff, (o) any statement made by Plaintiff or any of Plaintiff’s representatives, agents or attorneys is not advice or a recommendation to Defendant, and (p) Plaintiff and its affiliates, attorneys, advisors and representatives have not acted and are not acting as legal, financial, accounting, tax, investment or other advisors, agents, representatives or fiduciaries of  Defendant, or in any similar capacity, and have not provided any legal financial, accounting, tax, incidental, investment or other advice of any kind to Defendant.

12.

Plaintiff represents, warrants and covenants as follows:  (a) Plaintiff is a highly sophisticated institutional investor, whose entire business model is buying and selling securities, (b) Plaintiff, together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Stock, and has so evaluated the merits and risks of such investment, and (c) Plaintiff is able to bear the economic risk of an investment in the Common Stock and, at the present time, is able to afford a complete loss of such investment.

13.

For so long as Plaintiff or any of its affiliates holds any shares of Common Stock, neither Plaintiff nor any of its affiliates will:  (a) vote any shares of Common Stock owned or controlled by it, exercise any dissenter’s rights, execute or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Defendant; or (b) engage or participate in any actions, plans or proposals that relate to or would result in (i) Plaintiff or any of its affiliates acquiring additional securities of Defendant, alone or together with any other person, which would result in Plaintiff and its affiliates collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 4.99% of the total outstanding Common Stock or other voting securities of Defendant at any one time, (ii) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Defendant or any of its subsidiaries, (iii) a sale or transfer of a material amount of assets of Defendant or any of its subsidiaries, (iv) any change in the present board of directors or management of Defendant, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (v) any material change in the present capitalization or dividend policy of Defendant, (vi) any other material change in Defendant’s business or corporate structure, (vii) changes in Defendant’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Defendant by any person, (viii) causing a class of securities of Defendant to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (ix) causing a class of equity securities of Defendant to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, or (x) taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph may not be modified or waived without further order of the Court.

14.

Until at least 180 days after the end of the Calculation Period, (a) neither Plaintiff nor any of its affiliates will (i) hold any short position in the Common Stock, or (ii) engage in or effect, directly or indirectly, any short sale of the Common Stock; and (b) Defendant will not, directly or indirectly, (i) discuss, negotiate or consider any proposal or offer from any other person or entity relating to any liabilities, or any transaction having an effect or result similar to the transactions contemplated hereby, or (ii) enter into any exchange transaction under Section 3(a) of the Securities Act; or (iii) enter into any variable rate equity transaction, unless shares are restricted for at least 6 months.

15.

The shares need not and will not be registered under Section 5 of the Securities Act, and Plaintiff and Defendant and their officers, directors, and affiliates are not and will not be registered as brokers or dealers under Section 15 of the Exchange Act.  Plaintiff may resell all or any of the shares of Common Stock received from Defendant into the open market at any time, in any amount, and in any manner Plaintiff, its brokers or advisors desire in their sole and absolute discretion, without any registration of any kind.  Provided, however, that Plaintiff will resell the shares only through registered broker-dealers.  The Final Amount will be determined based on an objective formula, and will not be modified regardless of the prices at which Plaintiff sells shares or the amount of proceeds received by Plaintiff from selling shares.

16.

Defendant intends to effect a reverse stock split, whereby each 30,000 shares of Defendant’s Common Stock will be consolidated into 1 share of Defendant’s Common Stock following the reverse split, with any fractional shares rounded up to the nearest whole share. If and when the reverse stock split goes into effect, Plaintiff and Defendant agree that the share numbers provided in Paragraphs 6 and 11(a) and (c) of this Stipulation shall be changed to reflect the reverse split. For example, if the reverse split occurs prior to the Initial Issuance, then Defendant will provide Plaintiff 6,700 shares of Common Stock as an Initial Issuance, rather than 201,000,000.

17.

Defendant will indemnify, defend and hold harmless Plaintiff and its affiliates, attorneys, advisors and representatives with respect to all attorney fees, costs, expenses, damages, claims, actions and proceedings in connection with, arising out of or related to this Stipulation or the Order, including without limitation, any claim, action or proceeding brought by or on behalf of Defendant, or derivatively or by any one or more shareholders or creditors of Defendant.

18.

The parties to this Stipulation represent that each of them has been advised as to the terms and legal effect of this Stipulation and the Order provided for herein by their attorneys of record in this action, and that the settlement and compromise stated herein is final and conclusive forthwith, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Stipulation after having been so advised.

19.

This Stipulation constitutes Defendant’s answer to the Complaint in this Action.  Each party hereto waives a statement of decision, all rights to appeal, and all defenses to the Order and its enforcement, including without limitation any based on jurisdiction, standing, or splitting causes of action.  There will be no third party beneficiaries with respect to this Stipulation or the Order.  The prevailing party in any proceeding challenging, enforcing, in connection with, arising out of or relating to this Stipulation, the Order, or any judgment or order issued thereon, and any appeal therefrom, will be awarded reasonable attorney fees, costs and expenses.  This Stipulation may be executed in counterparts and transmitted by facsimile, in portable document format (pdf), or other electronic format, each of which will constitute an original and all of which together will be deemed a single instrument.

20.

Upon ex parte request (a) of Defendant at any time more than one year after the Issuance Date, or (b) of Plaintiff if at any time Defendant materially breaches its obligations under this Stipulation or the Order, including without limitation its Additional Issuance obligations under paragraph 8 above, a final money judgment will be entered in favor of Plaintiff against Defendant in an amount equal to (i) the Claim Amount, less (ii) the Share Price as of such time, multiplied by the number of shares of Common Stock received by Plaintiff in electronic form and fully cleared for trading.

21.

Upon entry of the Order approving this Stipulation, the Action will be removed from the active case docket, with the Court retaining jurisdiction to enforce the terms of the Stipulation and Order by ex parte application, judgment, motion or other proceeding.  The parties will advise the Court when the Order has been fully effectuated, at which time the action will be dismissed in its entirety with prejudice.

22.

This Stipulation contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Stipulation.  No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein.  The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any person’s reliance on any such statement or assurance. No provision of this Stipulation may be amended, modified, waived, or excused except by an agreement in writing signed by both parties.

(Signatures on following page.)

SO STIPULATED THIS _____ DAY OF MARCH 2016.

Plaintiff:

Chapel Investments, Inc.

By:  _______________________

Name:  _____________________

Title:  ______________________

REVIEWED AND APPROVED BY:

HOHMANN, BROPHY &

SHELTON, PLLC

210 Barton Springs Rd, Ste 250

Austin, Texas 78704

By:  ________________________

Name:  _____________________

Attorney for Chapel Investments, Inc.

Defendant:

Cherubim Interests, Inc.

By:  _______________________

Name:  _____________________

Title:  ______________________

REVIEWED AND APPROVED BY:

THE COLINERI FIRM, P.C.

Brookside Office Park

1161 W. Corporate Dr, Ste 101

Arlington, Texas 76006

By:  ________________________

Name:  _____________________

Attorney for Cherubim Interests, Inc.